INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-40864 of The Management Network Group, Inc. of our report dated February 15, 2000, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Kansas City, Missouri
July 14, 2000